UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2015

FRANKLIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09318	13-2670991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Franklin Parkway, San Mateo, California 94403

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 312-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On March 11, 2015, Franklin Resources, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). The matters voted upon at the Annual Meeting and the final voting results were as follows:

1.	To elect 10 directors to the Board of Directors of the Company to hold office until the next annual meeting of stockholders or until that person’s successor is elected and qualified or until his or her earlier death, resignation, retirement, disqualification or removal.

Each of the 10 nominees for director was elected, and the voting results are set forth below:

Name of Director	For	Against	Abstain	Broker Non-Votes
Peter K. Barker	477,279,889	14,504,760	1,297,302	32,278,147
Mariann Byerwalter	490,973,720	800,302	1,307,929	32,278,147
Charles E. Johnson	477,379,371	14,447,032	1,255,548	32,278,147
Gregory E. Johnson	486,665,749	4,590,419	1,825,783	32,278,147
Rupert H. Johnson, Jr.	477,947,313	13,907,924	1,226,714	32,278,147
Mark C. Pigott	490,545,063	1,238,503	1,298,385	32,278,147
Chutta Ratnathicam	489,314,135	2,473,409	1,294,407	32,278,147
Laura Stein	487,698,078	4,092,323	1,291,550	32,278,147
Seth H. Waugh	490,966,944	806,276	1,308,731	32,278,147
Geoffrey Y. Yang	491,093,725	683,190	1,305,036	32,278,147

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2015.

The ratification of the appointment of PricewaterhouseCoopers LLP was approved, and the voting results are set forth below:

For	Against	Abstain
519,828,234	3,615,545	1,916,319

3.	To submit for re-approval the material terms of the performance goals included in the Company’s 2002 Universal Stock Incentive Plan for purposes of complying with the requirements of Section 162(m) of the Internal Revenue Code.

The material terms of the performance goals included in the 2002 Universal Stock Incentive Plan were approved, and the voting results are set forth below:

For	Against	Abstain	Broker Non-Votes
485,924,471	5,857,766	1,299,714	32,278,147

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN RESOURCES, INC.

Date: March 12, 2015	/s/ Maria Gray
Name: Maria Gray Title: Vice President and Secretary